ImmuCell Reports Results From Rotavirus Pivotal Effectiveness Study

PORTLAND, ME -- (Marketwired - February 25, 2015) - ImmuCell Corporation (NASDAQ: ICCC), a growing animal health company that is developing, manufacturing and selling products that improve animal health and productivity in the dairy and beef industries, today announced positive results from its pivotal study to prevent scours (diarrhea) in newborn calves caused by rotavirus.

"Our work to optimize the dosage and product formulation was ultimately responsible for our ability to achieve statistically significant effectiveness versus a placebo control within our rotavirus challenge model," commented Dr. John W. Zinckgraf, Director of Product Development.

The pivotal effectiveness study, designed to evaluate the Company's First Defense® milk (colostrum) protein purification technology against a rotavirus challenge, was initiated at Cornell University College of Veterinary Medicine during the second quarter of 2014. The underlying rotavirus vaccine technology, used to generate the specific antibodies, has been licensed exclusively to the Company from Baylor College of Medicine. This product is subject to review and approval by the USDA before any sales can be made.

"This achievement is an important step forward for us extending our First Defense® product line and building on recent product sales growth," commented Michael F. Brigham, President and CEO. "If approved by the USDA, this would be the first passive antibody product with disease claims against the three leading causes of calf scours, E. coli, coronavirus and rotavirus, providing Immediate Immunity™ to newborn calves."

After these study results are submitted to the USDA for review, the Company will continue working to complete the other laboratory and manufacturing objectives required for product license approval. This could position the Company to achieve product licensure and market launch in 2016.

About ImmuCell
ImmuCell Corporation's (NASDAQ: ICCC) purpose is to create scientifically-proven and practical products that improve animal health and productivity in the dairy and beef industries. ImmuCell has developed products that provide significant, immediate immunity to newborn dairy and beef livestock. The Company has also developed products that address mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at our website, (http://www.immucell.com).

Safe Harbor Statement:
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; future market share of and revenue generated by products still in development; future sources of financial support for our product development, manufacturing and marketing efforts; the amount and timing of future investments in facility modifications and production equipment; the future adequacy of our working capital and the availability of third party financing; timing and future costs of a facility to produce pharmaceutical-grade Nisin for Mast Out®; the timing and outcome of pending or anticipated applications for future regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future realization of deferred tax assets; costs associated with sustaining compliance with cGMP regulations in our current operations and attaining such compliance for the facility to produce pharmaceutical-grade Nisin for Mast Out®; factors that may affect the dairy and beef industries and future demand for our products; the cost-effectiveness of additional sales and marketing expenditures and resources; the accuracy of our understanding of our distributors' ordering patterns; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as "expects", "may", "anticipates", "aims", "intends", "would", "could", "should", "will", "plans", "believes", "estimates", "targets", "projects", "forecasts" and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, the uncertainties associated with product development and pharmaceutical-grade Nisin manufacturing, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, currency fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors.

Contact:
Michael F. Brigham
President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com